Exhibit 99.1
FOR IMMEDIATE RELEASE

MaxLinear, Inc. Announces First Quarter 2020 Financial Results
Carlsbad, Calif. – April 29, 2020 – MaxLinear, Inc. (NYSE: MXL), a leading provider of RF, analog and mixed-signal integrated circuits for the connected home, and industrial and multi-market applications, today announced financial results for the first quarter ended March 31, 2020.

First Quarter Financial Highlights
GAAP basis:
•Net revenue was $62.0 million, down 11% sequentially, and down 27% year-on-year.
•GAAP gross margin was 49.6%, compared to 52.3% in the prior quarter, and 53.3% in the year-ago quarter.
•GAAP operating expenses were $50.9 million in the first quarter 2020, or 82% of net revenue, compared to $44.6 million in the prior quarter, or 64% of net revenue, and $52.9 million in the year-ago quarter, or 63% of net revenue.
•GAAP loss from operations was 33% of revenue, compared to loss from operations of 11% in the prior quarter, and loss from operations of 9% in the year-ago quarter.
•Net cash flow provided by operating activities was $6.6 million, compared to $28.1 million in the prior quarter, and $16.0 million in the year-ago quarter.
•GAAP diluted loss per share was $0.21, compared to diluted loss per share of $0.11 in the prior quarter, and diluted loss per share of $0.07 in the year-ago quarter.
Non-GAAP basis:
•Non-GAAP gross margin was 63.8%. This compares to 64.6% in the prior quarter, and 63.5% in the year-ago quarter.
•Non-GAAP operating expenses were $31.7 million, or 51% of revenue, compared to $30.0 million or 43% of revenue in the prior quarter, and $35.7 million or 42% of revenue in the year-ago quarter.
•Non-GAAP income from operations was 13% of revenue, compared to 22% in the prior quarter, and 21% in the year-ago quarter.
•Non-GAAP diluted earnings per share was $0.07, compared to diluted earnings per share of $0.16 in the prior quarter, and diluted earnings per share of $0.19 in the year-ago quarter.

Recent Business Highlights

•Announced that MxL93616 100G PAM4 DSP with EA-EML Integrated Driver was recognized as among the best in the industry by the 2020 Lightwave Innovations Review.
•Announced that Optoway Technology and Centera Photonics have each selected MaxLinear’s second generation PAM4 DSP to deliver sub-3.5W 100G optical modules for hyperscale data centers.
•Announced that Technetix Group’s Virtual SegmentationTM driven by MaxLinear’s high-speed MxL85110 broadband modem is in production for wireless backhaul deployment over cable.
•Announced that uSenlight Corporation has selected MaxLinear’s MxL93542 PAM4 DSP to develop next-generation 400G optical modules for hyperscale data centers.
•Announced that GiaX GmBH is in production with its HelEOSTM Solution powered by MxL85110 gigabit modem SoC in field trials for 5G mobile backhaul over the cable network.
•Announced that Aviat Networks has selected MxL1105 CMOS transceiver along with the MxL8552 and MxL85110 modems for its new line of WTM 480 Multi-Band radios.
•Announced that Siklu EtherHaulTM product family has deployed MxL85110 baseband SoC to fuel backhaul connectivity.

Management Commentary

“In the first quarter, revenue results were in line with our recent preliminary revenue guidance, gross margin was strong, and operating expenses declined on continued operating discipline. We continue to execute well on our 400 and 100Gbps PAM4 fiber optic data center products, which are expected to ramp this year in an expanding work-from-home market environment that is straining data center capacity. In the 5G wireless access market, which is a focus area for us, our new RF transceiver product introductions are particularly suited for the early stage 5G network rollout. We feel very encouraged by these new product areas of growth and the stabilization of our connected home broadband data market due to much needed bandwidth upgrades inside homes and the network itself,” commented Kishore Seendripu, Ph.D., Chairman and CEO.

“We also recently announced plans to acquire Intel’s Home Gateway Platform Division in the third quarter of this year. These assets add significant scale to our entire business while enabling us to provide compelling WiFi products and expanded broadband product offerings with tremendous growth opportunities that we will discuss in the near future,” Dr. Seendripu continued.

“Finally, the recent outbreak of COVID-19 has brought disruptions and uncertainty to the global business environment. While we continue to assess its impact on our business, we are taking every prudent measure to ensure the health and safety of our worldwide employees, as well as our customers and partners in this challenging environment,” Dr. Seendripu added.

Second Quarter 2020 Business Outlook

The company expects revenue in the second quarter 2020 to be approximately $60 million to $64 million. The Company also estimates the following:
•GAAP gross margin of approximately 49.0% to 49.5%;
•Non-GAAP gross margin of approximately 63.5% to 64.0%;
•GAAP operating expenses of approximately $54.0 million to $55.0 million; and
•Non-GAAP operating expenses of approximately $32.5 million to $33.5 million.

Webcast and Conference Call

MaxLinear will host its first quarter financial results conference call today, April 29, 2020 at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). To access this call, dial US toll free: 1-877-407-3109 / International: 1-201-493-6798. A live webcast of the conference call will be accessible from the investor relations section of the MaxLinear website at https://investors.maxlinear.com, and will be archived and available after the call at https://investors.maxlinear.com until May 13, 2020. A replay of the conference call will also be available until May 13, 2020 by dialing US toll free: 1-877-660-6853 / International: 1-201-612-7415 and Conference ID#: 13702209.

Cautionary Note Concerning Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among others, statements concerning our future financial performance (including specifically our current guidance for second quarter 2020 revenue, gross margins, and operating expenses) and statements concerning expectations of potential developments in our target markets, including management’s views with respect to the prospects for and trends in our connected home and 5G wireless and fiber-optic high-speed interconnect infrastructure markets. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to be materially different from any future results expressed or implied by the forward-looking statements. Forward-looking statements are based on management’s current, preliminary expectations and are subject to various risks and uncertainties. In particular, our future operating results are substantially dependent on our assumptions about market trends and conditions and our expectations with respect to the impact of our pending acquisition of the Home Gateway Platform Division of Intel Corporation, which we refer to as the WiFi and Broadband assets business. With respect to our pending acquisition of the WiFi and Broadband assets business, we face particular risks associated with our ability to close and complete the acquisition and integrate the acquired business and maintain relationships with employees, customers, and vendors. The WiFi and Broadband assets business operates in jurisdictions materially affected by the novel coronavirus (COVID-19) pandemic, which enhances integration risks, particularly relating to employee hiring and retention. The WiFi and Broadband assets business has operations that differ from those of MaxLinear, and we may be unable to realize anticipated strategic, financial, and operating synergies. In addition, we anticipate incurring substantial incremental acquisition-related indebtedness, which will enhance specific risks relating to our ability to service interest and principal payments on our combined indebtedness and limitations on our operating flexibility based on financial and operating covenants in the applicable term loan agreements, including (without limitation) debt covenant restrictions that may limit our ability to obtain additional financing, issue guarantees, create liens, make certain restricted payments or repay certain obligations or to pursue future acquisitions. Additional risks and uncertainties affecting our business and future operating results and our anticipated acquisition include, without limitation, intense competition in our industry; our dependence on a limited number of customers for a substantial portion of our revenues; potential uncertainties arising from continued consolidation among cable television and satellite operators in our target markets and continued consolidation among competitors within the semiconductor industry generally; our ability to develop and introduce new and enhanced products on a timely basis and achieve market acceptance of those products, particularly as we seek to expand outside of our historic markets; impact of the COVID-19 pandemic on customer demand and on our business and global financial markets in general; potential decreases in average selling prices for our products; risks relating to intellectual property protection and the prevalence of intellectual property litigation in our industry; our reliance on a limited number of third party manufacturers; our lack of long-term supply contracts and dependence on limited sources of supply; uncertainties concerning how end user markets for our products will develop, including in particular markets we have entered more recently such as the 5G wireless and fiber-optic data center high-speed interconnect infrastructure markets but also existing markets such as connected home; and uncertainties concerning the outcome of global trade negotiations, export control limitations, and heightened geopolitical risks generally.
In addition to these risks and uncertainties, investors should review the risks and uncertainties contained in our filings with the Securities and Exchange Commission (SEC), including our most recent Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on February 5, 2020 and our Current Reports on Form 8-K, as well as the information to be set forth under the caption “Risk Factors” in MaxLinear’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which we expect to file shortly. All forward-looking statements are based on the estimates, projections and assumptions of management as of April 29, 2020, and MaxLinear is under no obligation (and expressly disclaims any such obligation) to update or revise any forward-looking statements whether as a result of new information, future events, or otherwise.
Use of Non-GAAP Financial Measures
To supplement our unaudited consolidated financial statements presented on a basis consistent with GAAP, we disclose certain non-GAAP financial measures, including non-GAAP gross margin, operating expenses, operating expenses as a percentage of revenue, income from operations as percentage of revenue, and diluted earnings per share. These supplemental measures exclude the effects of (i) stock-based compensation expense; (ii) accruals related to our performance based bonus plan for 2020, which we currently intend to settle in shares of our common stock; (iii) accruals related to our performance based bonus plan for 2019 which we settled in shares of common stock in 2020; (iv) amortization of purchased intangible assets; (v) depreciation of fixed assets step-up; (vi) acquisition costs related to our recently announced acquisition; (vii) professional fees and settlement costs related to IP and commercial litigation matters; (viii) severance and other restructuring charges; (ix) impairment losses on intangible assets; and (x) non-cash income tax benefits and expenses. These non-GAAP measures are not in accordance with and do not serve as an alternative for GAAP. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our GAAP results of operations. These non-GAAP measures should only be viewed in conjunction with corresponding GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance.
We believe that non-GAAP financial measures can provide useful information to both management and investors by excluding certain non-cash and other one-time expenses that are not indicative of our core operating results. Among other uses, our management uses non-GAAP measures to compare our performance relative to forecasts and strategic plans and to benchmark our performance externally against competitors. In addition, management’s incentive compensation will be determined in part using these non-GAAP measures because we believe non-GAAP measures better reflect our core operating performance.
The following are explanations of each type of adjustment that we incorporate into non-GAAP financial measures:
Stock-based compensation expense relates to equity incentive awards granted to our employees, directors, and consultants. Our equity incentive plans are important components of our employee incentive compensation arrangements and are reflected as expenses in our GAAP results. Stock-based compensation expense has been and will continue to be a significant recurring expense for MaxLinear. While we include the dilutive impact of equity awards in weighted average shares outstanding, the expense associated with stock-based awards reflects a non-cash charge that we exclude from non-GAAP net income.
Bonuses under our executive and non-executive bonus programs have been excluded from our non-GAAP net income for all periods reported. Bonus payments for the 2019 performance periods were settled through the issuance of shares of common stock under our equity incentive plans in March 2020. We currently expect that bonus awards under our fiscal 2020 program will be settled in common stock in the first quarter of fiscal 2021.
Expenses incurred (gains recognized) in relation to acquisitions include amortization of purchased intangible assets, depreciation of step-up of property and equipment to fair value, and acquisition costs primarily consisting of professional and consulting fees.
Impairment losses relate to certain intangible assets.
Restructuring charges incurred are related to our restructuring plans which eliminate redundancies and primarily include severance and restructuring costs related to exiting certain facilities.
Expenses incurred in relation to our intellectual property and commercial litigation include professional fees incurred.
Income tax benefits and expense adjustments are those that do not affect cash income taxes payable.
Reconciliations of non-GAAP measures for the historic periods disclosed in this press release appear below. Because of the inherent uncertainty associated with our ability to project future charges, particularly related to stock-based compensation and its related tax effects as well as potential impairments, we have not provided a reconciliation for non-GAAP guidance provided for the second quarter 2020.
About MaxLinear, Inc.

MaxLinear, Inc. (NYSE:MXL) is a leading provider of radio frequency (RF), analog and mixed-signal integrated circuits for the connected home, wired and wireless infrastructure, and industrial and multi-market applications. MaxLinear is headquartered in Carlsbad, California. For more information, please visit www.maxlinear.com.
MXL is MaxLinear’s registered trademark. Other trademarks appearing herein are the property of their respective owners.
MaxLinear, Inc. Investor Relations Contact:
Steven Litchfield
Tel: 949-333-0080
slitchfield@maxlinear.com

MAXLINEAR, INC.
UNAUDITED GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended
	March 31, 2020	December 31, 2019	March 31, 2019
Net revenue	$62,027	$70,018	$84,635
Cost of net revenue	31,265	33,394	39,558
Gross profit	30,762	36,624	45,077
Operating expenses:
Research and development	25,689	23,467	27,399
Selling, general and administrative	24,632	20,924	23,591
Impairment losses	86	—	—
Restructuring charges	489	159	1,917
Total operating expenses	50,896	44,550	52,907
Loss from operations	(20,134)	(7,926)	(7,830)
Interest income	225	222	147
Interest expense	(2,476)	(2,587)	(2,975)
Other income (expense), net	180	(498)	(655)
Total interest and other income (expense), net	(2,071)	(2,863)	(3,483)
Loss before income taxes	(22,205)	(10,789)	(11,313)
Income tax benefit	(6,736)	(2,685)	(6,462)
Net loss	$(15,469)	$(8,104)	$(4,851)
Net loss per share:
Basic	$(0.21)	$(0.11)	$(0.07)
Diluted	$(0.21)	$(0.11)	$(0.07)
Shares used to compute net loss per share:
Basic	72,039	71,746	69,968
Diluted	72,039	71,746	69,968

MAXLINEAR, INC.
UNAUDITED GAAP CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended
	March 31, 2020	December 31, 2019	March 31, 2019
Operating Activities
Net loss	$(15,469)	$(8,104)	$(4,851)
Adjustments to reconcile net loss to net cash provided by operating activities:
Amortization and depreciation	16,733	16,473	16,863
Impairment losses	86	—	—
Amortization of debt issuance costs and accretion of discount on debt and leases	410	404	402
Stock-based compensation	6,827	7,747	7,747
Deferred income taxes	(6,208)	(3,238)	(6,476)
Loss on disposal of property and equipment	—	—	35
Impairment of leasehold improvements	163	—	1,442
Impairment of leased right-of-use assets	44	7,058	2,182
Gain on extinguishment of lease liabilities	—	(7,557)	(2,880)
(Gain) loss on foreign currency	(246)	430	567
Excess tax deficiencies (benefits) on stock-based awards	94	(192)	(1,737)
Changes in operating assets and liabilities:
Accounts receivable	5,615	5,930	(142)
Inventory	353	6,224	(1,015)
Prepaid expenses and other assets	1,443	2,889	604
Leased right-of-use assets	640	109	645
Accounts payable, accrued expenses and other current liabilities	(785)	2,692	1,921
Accrued compensation	3,361	607	893
Accrued price protection liability	(4,537)	(1,097)	2,489
Lease liabilities	(1,430)	(1,655)	(2,125)
Other long-term liabilities	(446)	(613)	(519)
Net cash provided by operating activities	6,648	28,107	16,045
Investing Activities
Purchases of property and equipment	(1,035)	(2,989)	(2,155)
Net cash used in investing activities	(1,035)	(2,989)	(2,155)
Financing Activities
Repayment of debt	—	—	(15,000)
Net proceeds from issuance of common stock	488	2,382	2,628
Minimum tax withholding paid on behalf of employees for restricted stock units	(475)	(820)	(4,419)
Net cash provided by (used in) financing activities	13	1,562	(16,791)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(303)	(87)	577
Increase (decrease) in cash, cash equivalents and restricted cash	5,323	26,593	(2,324)
Cash, cash equivalents and restricted cash at beginning of period	93,117	66,524	74,191
Cash, cash equivalents and restricted cash at end of period	$98,440	$93,117	$71,867

MAXLINEAR, INC.
UNAUDITED GAAP CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31, 2020	December 31, 2019	March 31, 2019
Assets
Current assets:
Cash and cash equivalents	$98,373	$92,708	$71,102
Short-term restricted cash	10	349	347
Accounts receivable, net	44,796	50,411	59,639
Inventory	31,088	31,510	42,753
Prepaid expenses and other current assets	6,342	6,792	5,479
Total current assets	180,609	181,770	179,320
Long-term restricted cash	57	60	418
Property and equipment, net	15,751	16,613	16,987
Leased right-of-use assets	9,864	10,978	21,543
Intangible assets, net	173,570	187,971	230,634
Goodwill	238,330	238,330	238,330
Deferred tax assets	73,492	67,284	58,067
Other long-term assets	1,752	2,785	3,583
Total assets	$693,425	$705,791	$748,882

Liabilities and stockholders’ equity
Current liabilities	$62,428	$66,562	$73,483
Long-term lease liabilities	8,029	9,335	18,132
Long-term debt	207,197	206,909	241,044
Other long-term liabilities	7,614	8,065	8,019
Stockholders’ equity	408,157	414,920	408,204
Total liabilities and stockholders’ equity	$693,425	$705,791	$748,882

MAXLINEAR, INC.
UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTMENTS
(in thousands, except per share data)

	Three Months Ended
	March 31, 2020	December 31, 2019	March 31, 2019
GAAP gross profit	$30,762	$36,624	$45,077
Stock-based compensation	148	149	130
Performance based equity	69	(21)	73
Amortization of purchased intangible assets	8,581	8,513	8,424
Non-GAAP gross profit	39,560	45,265	53,704

GAAP R&D expenses	25,689	23,467	27,399
Stock-based compensation	(3,746)	(3,955)	(4,213)
Performance based equity	(1,750)	(421)	(925)
Depreciation of fixed asset step-up	—	—	(6)
Non-GAAP R&D expenses	20,193	19,091	22,255

GAAP SG&A expenses	24,632	20,924	23,591
Stock-based compensation	(2,933)	(3,643)	(3,404)
Performance based equity	(1,136)	(604)	(939)
Amortization of purchased intangible assets	(5,723)	(5,723)	(5,798)
Acquisition costs	(3,270)	—	—
IP litigation costs, net	(60)	3	—
Non-GAAP SG&A expenses	11,510	10,957	13,450

GAAP impairment losses	86	—	—
Impairment losses	(86)	—	—
Non-GAAP impairment losses	—	—	—

GAAP restructuring expenses	489	159	1,917
Restructuring charges	(489)	(159)	(1,917)
Non-GAAP restructuring expenses	—	—	—

GAAP loss from operations	(20,134)	(7,926)	(7,830)
Total non-GAAP adjustments	27,991	23,143	25,829
Non-GAAP income from operations	7,857	15,217	17,999

GAAP and non-GAAP interest and other income (expense), net	(2,071)	(2,863)	(3,483)

GAAP loss before income taxes	(22,205)	(10,789)	(11,313)
Total non-GAAP adjustments	27,991	23,143	25,829
Non-GAAP income before income taxes	5,786	12,354	14,516

GAAP income tax benefit	(6,736)	(2,685)	(6,462)
Adjustment for non-cash tax benefits/expenses	7,083	3,303	7,478
Non-GAAP income tax provision	347	618	1,016

GAAP net loss	(15,469)	(8,104)	(4,851)
Total non-GAAP adjustments before income taxes	27,991	23,143	25,829
Less: total tax adjustments	7,083	3,303	7,478
Non-GAAP net income	$5,439	$11,736	$13,500

Shares used in computing non-GAAP basic net income per share	72,039	71,746	69,968
Shares used in computing non-GAAP diluted net income per share	72,673	72,707	71,900
Non-GAAP basic net income per share	$0.08	$0.16	$0.19
Non-GAAP diluted net income per share	$0.07	$0.16	$0.19

MAXLINEAR, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

	Three Months Ended
	March 31, 2020	December 31, 2019	March 31, 2019
GAAP gross profit	49.6%	52.3%	53.3%
Stock-based compensation	0.2%	0.2%	0.2%
Performance based equity	0.1%	—%	0.1%
Amortization of purchased intangible assets	13.8%	12.2%	10.0%
Non-GAAP gross profit	63.8%	64.6%	63.5%

GAAP R&D expenses	41.4%	33.5%	32.4%
Stock-based compensation	(6.0)%	(5.6)%	(5.0)%
Performance based equity	(2.8)%	(0.6)%	(1.1)%
Depreciation of fixed asset step-up	—%	—%	—%
Non-GAAP R&D expenses	32.6%	27.3%	26.3%

GAAP SG&A expenses	39.7%	29.9%	27.9%
Stock-based compensation	(4.7)%	(5.2)%	(4.0)%
Performance based equity	(1.8)%	(0.9)%	(1.1)%
Amortization of purchased intangible assets	(9.2)%	(8.2)%	(6.9)%
Acquisition costs	(5.3)%	—%	—%
IP litigation costs, net	(0.1)%	—%	—%
Non-GAAP SG&A expenses	18.6%	15.6%	15.9%

GAAP impairment losses	0.1%	—%	—%
Impairment losses	(0.1)%	—%	—%
Non-GAAP impairment losses	—%	—%	—%

GAAP restructuring expenses	0.8%	0.2%	2.3%
Restructuring charges	(0.8)%	(0.2)%	(2.3)%
Non-GAAP restructuring expenses	—%	—%	—%

GAAP loss from operations	(32.5)%	(11.3)%	(9.3)%
Total non-GAAP adjustments	45.1%	33.1%	30.5%
Non-GAAP income from operations	12.7%	21.7%	21.3%

GAAP interest and other income (expense), net	(3.3)%	(4.1)%	(4.1)%

GAAP loss before income taxes	(35.8)%	(15.4)%	(13.4)%
Total non-GAAP adjustments before income taxes	45.1%	33.1%	30.5%
Non-GAAP income before income taxes	9.3%	17.6%	17.2%

GAAP income tax benefit	(10.9)%	(3.8)%	(7.6)%
Adjustment for non-cash tax benefits/expenses	11.4%	4.7%	8.8%
Non-GAAP income tax provision	0.6%	0.9%	1.2%

GAAP net loss	(24.9)%	(11.6)%	(5.7)%
Total non-GAAP adjustments before income taxes	45.1%	33.1%	30.5%
Less: total tax adjustments	11.4%	4.7%	8.8%
Non-GAAP net income	8.8%	16.8%	16.0%